Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-203491, 333-287721 and 333-211921) of Surge Components, Inc. of our report dated February 27, 2026 on our audits of the consolidated financial statements as of November 30, 2025 and 2024 and for each of the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ Seligson & Giannattasio CPAs PC

Seligson & Giannattasio CPAs PC

White Plains, New York

February 27, 2026